Exhibit 1
List of Executive Officers and Directors of Valepar
The following information is provided for each of the directors and executive officers of Valepar as of the date of the event which requires the filing of this statement, July 22, 2008:
•	name,

•	residence or business address,

•	present principal occupation or employment and the name, principal business and address of any corporation or other organization in which such employment is conducted, and
All of the following persons, except Masayuki Kinoshita, are citizens of the Federative Republic of Brazil. Mr. Kinoshita is a citizen of Japan.
Directors as of July 22, 2008

Present principal occupation or
employment and name, principal business
and address of any corporation or other
organization in which such employment is
Name	Residence or Business address	conducted
Sérgio Ricardo Silva Rosa	Praia de Botafogo, nº 501, 4º andar, 22250-040, Rio de Janeiro, RJ	Chief Executive Officer PREVI — Caixa de Previdência dos Funcionários do Banco do Brasil (“Previ”)

José Ricardo Sasseron	Praia de Botafogo, nº 501, 4º andar 22250-040, Rio de Janeiro, RJ	Security Officer Previ

Jorge Luiz Pacheco	Praia de Botafogo, nº 501, 4º andar 22250-040, Rio de Janeiro, RJ	Manager of Strategic Investments Previ

Ivan Luiz Modesto Schara	Praia de Botafogo, nº 501, 4º andar 22250-040, Rio de Janeiro, RJ	Core Manager Previ

Rita De Cássia Paz Andrade Robles	Praia de Botafogo, nº 501, 3º andar 22250-040, Rio de Janeiro, RJ	Executive Manager Previ

Jorge Luiz de Souza Arraes	SCN, Quadra 2, Bloco A, Edifício Corporate Financial Center, 12º andar 70.712-900, Brasília, DF	Officer of Investments FUNCEF — Fundação dos Economiários Federais

Mário da Silveira Teixeira Júnior	Cidade de Deus, Prédio Novo, 4º andar 06029-900, Vila Yara, Osasco, SP	Vice Chairman of Board of Directors Banco Bradesco S.A.

João Moisés de Oliveira	Av. Paulista, nº 1450, 9º andar 01310-917, São Paulo, SP	Executive Officer Bradespar S.A.

Renato da Cruz Gomes	Avenida Graça Aranha, nº 26, 19º andar 20030-900, Rio de Janeiro, RJ	Executive Officer Bradespar S.A.

Directors as of July 22, 2008 (cont’d)

Present principal occupation or
employment and name, principal business
and address of any corporation or other
organization in which such employment is
Name	Residence or Business address	conducted
Masayuki Kinoshita	Praia do Flamengo, nº 200, 14º andar 22209-900, Rio de Janeiro, RJ	Chief Operating Officer of Mineral and Metal Resources Business Unit, and Managing Officer Mitsui & Co., Ltd.

Oscar Augusto de Camargo Filho	Av. das Américas, nº 700, Bloco 6, Sala 330 22640-100, Rio de Janeiro, RJ	Managing Partner CWH Consultoria Empresarial

Caio Marcelo de Medeiros Melo	Av. República do Chile, nº 100, 22º andar, 20.139-900 Rio de Janeiro, RJ	Manager of Capital Markets Banco Nacional de Desenvolvimento Econômico e Social — BNDES

Executive Officers as of July 22, 2008

Present principal occupation or
employment and name, principal business
and address of any corporation or other
organization in which such employment is
Name	Residence or Business address	conducted
Sérgio Ricardo Silva Rosa	Praia de Botafogo, nº 501, 4º andar 22250-040, Rio de Janeiro, RJ	Chief Executive Officer Previ

Renato da Cruz Gomes	Avenida Graça Aranha, nº 26, 19º andar 20030-900, Rio de Janeiro, RJ	Executive Officer Bradespar S.A.